Exhibit 99.1

News Release

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services - (312) 780-7204

CORECIVIC REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS

PROVIDES UPDATE ON BUSINESS ENVIRONMENT AMID CORONAVIRUS PANDEMIC

BRENTWOOD, Tenn. – May 6, 2020 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today its financial results for the first quarter of 2020.

First Quarter 2020 Highlights

•	Activated our Emergency Operations Center and implemented our crisis response plan to address the potential impact of COVID-19 on staff and residents entrusted to our care

Balance Sheet Highlights as of March 31, 2020

•	Cash and cash equivalents of $335.5 million

•	Availability under revolving credit facility of $146.7 million

•	No material capital commitments

•	No debt maturities until October 2022

Statement of Operations – First Quarter 2020

•	Total revenue of $491.1 million, an increase of 1.5%

•	CoreCivic Safety revenue of $437.8 million

•	CoreCivic Community revenue of $30.6 million

•	CoreCivic Properties revenue of $22.7 million

•	Net income attributable to common stockholders of $32.1 million

•	Diluted EPS of $0.27

•	Adjusted diluted EPS of $0.30

•	Normalized FFO per diluted share of $0.54

•	Adjusted EBITDA of $100.4 million

Damon T. Hininger, CoreCivic’s President and Chief Executive Officer, said, “While 2020 was off to a good start as we exceeded our forecast for the first quarter, we quickly shifted our focus beginning in February to respond to the COVID-19 pandemic. We are dedicated to protecting our employees, those entrusted to our care, and our communities during this pandemic. For more than 35 years, we have worked closely with our government partners to develop and implement rigorous policies and procedures to address the potential spread of infectious diseases at our facilities, and we are putting that experience to use during these unprecedented times. Our employees have performed exceedingly well, and I am very proud of the challenging work they do every day.

“As essential public safety infrastructure, our work has continued uninterrupted throughout the pandemic. We have proactively implemented action plans customized for each facility and government partner, revised policies and procedures to conform with guidance from our

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

First Quarter 2020 Financial Results

government partners and public health officials, including the CDC, for prevention and addressing of positive COVID-19 cases, and secured additional personal protective equipment for our employees and those entrusted to our care. Included in these efforts are upgraded cleaning and disinfection protocols and social distancing measures, and efforts that often exceed the minimum guidelines provided by government officials. CoreCivic is committed to doing its part in fighting the virus.”

COVID-19 Business Update

In March 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic, which continues to spread throughout the United States. On Wednesday, March 18th, we activated our Emergency Operations Center (EOC) within our Facility Support Center to manage and direct leadership and resources as appropriate during this pandemic. In 2004, CoreCivic adopted FEMA’s National Incident Command System as the program to support our EOC platform. Since that adoption, we have dedicated operations staff who have been trained and have conducted live simulations in preparation for disruptive events like national disasters within our facilities. Finally, we formed a COVID-19 Task Force chaired by a long term senior leader of the Company who also is a former executive with the New York City Department of Corrections. This Committee has leaders from across the Company, including our Chief Medical Officer, who are providing real time direction for our facilities based on the guidance of the U.S. Centers for Disease Control and Prevention (CDC) and other appropriate government health authorities.

As a result of the declaration, the federal government decided to deny entry at the southern border to asylum-seekers and anyone crossing the southern border without proper documentation or authority in an effort to contain the spread of COVID-19. This action has resulted in the reduction in the number of people being apprehended and detained by U.S. Immigration and Customs Enforcement (ICE). Further, disruptions to the criminal justice system have also contributed to a reduction in the number of the U.S. Marshals Service offender populations, as the number of courts in session and prosecutions have declined. Many state and local government agencies also decided to release certain offenders in their correctional systems to prevent excessive interactions among inmate populations.

None of our management contracts have been materially renegotiated or adjusted as a result of COVID-19 and the impact on our operations.

In April 2020, we announced that in appreciation for their service and dedication during the COVID-19 pandemic every frontline employee will receive a Hero Bonus. To further support employees during the pandemic, we enacted an updated leave policy that provides additional paid leave for ill team members or those caring for a sick family member. Employees facing hardship may also apply for assistance through the CoreCivic Cares Fund. Since 2006, the fund has helped more than 7,400 employees, totaling $4.8 million. In addition, we remain committed to hiring employees at our correctional, detention and reentry facilities located across the United States.

First Quarter 2020 Financial Results

“Like other essential critical infrastructure employees, CoreCivic team members continue to answer the call to serve and protect our communities and the individuals entrusted to our care,” said Hininger. “Our recently announced bonus program and expanded employee benefits show our appreciation for their dedication to service throughout the pandemic.”

We also offered our idle bed capacity at no cost to communities where we operate for their use to help them combat COVID-19. For more information on our COVID-19 response, we have provided additional resources on our website at https://www.corecivic.com/covid-19-response.

First Quarter 2020 Financial Results

Net income attributable to common stockholders generated in the first quarter of 2020 totaled $32.1 million, or $0.27 per diluted share, compared with $49.3 million, or $0.41 per diluted share, in the first quarter of 2019. Adjusted for special items, net income in the first quarter of 2020 was $37.2 million, or $0.30 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the first quarter of 2019 of $49.8 million, or $0.42 per diluted share. Special items in the first quarter of 2020 included $3.1 million of deferred tax expense related to our Kansas lease structure, $0.5 million in asset impairments, and $0.3 million of expenses associated with mergers and acquisitions (M&A). Special items in the first quarter of 2019 included $0.4 million of expenses associated with M&A.

Funds From Operations (FFO) was $61.7 million, or $0.51 per diluted share, in the first quarter of 2020, compared to $75.9 million, or $0.64 per diluted share, in the first quarter of 2019. Normalized FFO, which excludes the special items described above, was $65.3 million, or $0.54 per diluted share, in the first quarter of 2020, compared with $76.4 million, or $0.64 per diluted share, in the first quarter of 2019.

Per share results in the first quarter of 2020, compared with the first quarter of 2019, decreased primarily because of lower utilization of our existing contracts with ICE and the expected decline in inmate populations from the state of California. All California populations had been transferred back to the State as of June 30, 2019. These declines were partially offset by new business from state and federal contracts and, to a lesser extent, contributions from recent acquisitions.

EBITDA was $99.5 million in the first quarter of 2020, compared with $109.3 million in the first quarter of 2019. Adjusted EBITDA was $100.4 million in the first quarter of 2020, compared with $109.7 million in the first quarter of 2019. Adjusted EBITDA excludes the special items described above.

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to net income, the most directly comparable GAAP measure.

First Quarter 2020 Financial Results

As of March 31, 2020, cash on hand was $335.5 million, with an additional $146.7 million available under our revolving credit facility, reflecting a partial draw we made out of an abundance of caution to strengthen our liquidity position and to maintain balance sheet flexibility as we manage through uncertainties associated with the COVID-19 pandemic. With the completion of construction of our Lansing Correctional Facility in January 2020, which was 100% financed with proceeds from a private placement, we have no material capital commitments, and no debt maturities until October 2022.

In January 2020, we completed the acquisition of a portfolio of 28 properties, 24 of which the counter-party contributed to a newly formed partnership for total consideration of $83.2 million. The acquisition was financed with $7.7 million of cash, assumed debt of $52.2 million, and the issuance of 1.3 million of operating partnership units. We do not currently expect to complete any additional acquisitions for the remainder of 2020, or until we have further clarity around the impact of COVID-19 on our business.

Business Development Update

Update on New and Expanded Management Contract with the State of Mississippi. On January 9, 2020, we announced that we entered into a new emergency contract with the state of Mississippi to care for up to 375 of Mississippi’s inmates at our Tallahatchie facility in Mississippi, to assist the State with significant challenges in its correctional system. The contract had a term of ninety days, which the State could extend for up to two additional ninety-day terms. The State subsequently expanded the contract to 1,000 inmates and exercised the first ninety-day extension option. As of March 31, 2020, we cared for approximately 850 inmates from Mississippi.

Update on New Lease Agreement with the Commonwealth of Kentucky for the Southeast Kentucky Correctional Facility. On December 9, 2019, we entered into a new lease agreement with the Commonwealth of Kentucky Department of Corrections (KYDOC) to operate our 656-bed Southeast Correctional Complex in Wheelwright, Kentucky. The lease agreement with the KYDOC is expected to commence mid-2020 upon the completion of certain capital expenditures, estimated at $4.5 million to $5.0 million, which are continuing on schedule. The lease includes a ten-year base term with five two-year renewal options. The average annual rent during the ten-year base term is approximately $4.1 million. We will be responsible for repairs and maintenance, property taxes and property insurance, while all other aspects and costs of facility operations will be the responsibility of the KYDOC.

Financial Guidance

On April 1, 2020, we withdrew our financial guidance because of uncertainties associated with COVID-19, and do not expect to provide financial guidance until we have further clarity around the uncertainties which continue to exist. Our business is very durable, and continues to generate cash flow even during these unprecedented disruptions to the economy and criminal justice system. This resiliency is due to the essential nature of our facilities and services in our Safety and Community segments, further enhanced by the diversification and stability of our Properties segment, all supported by payments from highly rated federal, state, and local government agencies.

First Quarter 2020 Financial Results

Management revenue in our Safety segment, which we expect to be impacted the most by COVID-19, declined 3% in April 2020 from management revenue generated in March 2020, excluding the impact of one fewer day in April compared with March.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the first quarter of 2020. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation, and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the second quarter of 2020. Written materials used in the investor presentations will also be available on our website beginning on or about May 18, 2020. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Conference Call, Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, May 7, 2020, to discuss our first quarter 2020 financial results and 2020 outlook. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors page. The live broadcast can also be accessed by dialing 800-367-2403 in the U.S. and Canada, including the confirmation passcode 4347567. The conference call will be archived on our website following the completion of the call. In addition, there will be a telephonic replay available beginning at 1:00 p.m. central time (2:00 p.m. eastern time) on May 7, 2020, through 1:00 p.m. central time (2:00 p.m. eastern time) on May 15, 2020. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada. International callers may dial +1 719-457-0820 and enter passcode 8097453.

About CoreCivic

The Company is a diversified government solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through corrections and detention management, a growing network of residential reentry centers to help address America’s recidivism crisis, and government real estate solutions. We are a publicly traded real estate investment trust (REIT) and the nation’s largest owner of partnership correctional, detention and residential reentry facilities. We also believe we are the largest private owner of real estate used by U.S. government agencies. The Company has been a flexible and dependable partner for government for more than 35 years. Our

First Quarter 2020 Financial Results

employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at http://www.corecivic.com/.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) the duration of the federal government’s denial of entry at the United States southern border to asylum-seekers and anyone crossing the southern border without proper documentation or authority in an effort to contain the spread of COVID-19; (ii) government and staff responses to staff or residents testing positive for COVID-19 within public and private correctional, detention, and reentry facilities; (iii) the location and duration of shelter in place orders associated with COVID-19 that disrupt the criminal justice system, along with government policies or prosecutions and newly ordered legal restrictions that affect the number of people placed in correctional, detention, and reentry facilities; (iv) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (v) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, contract renegotiations or terminations, increases in costs of operations, fluctuations in interest rates and risks of operations; (vi) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity, and effects of inmate disturbances; (vii) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (viii) changes in government policy, legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including but not limited to, the continued utilization of the South Texas Family Residential Center (STFRC) by ICE under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (Our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (ix) our ability to successfully identify and consummate future acquisitions and our ability to successfully integrate the operations of completed acquisitions and realize projected returns resulting therefrom; (x) our ability to meet and maintain qualification for taxation as a REIT; and (xi) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

First Quarter 2020 Financial Results

The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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First Quarter 2020 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	March 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$335,491	$92,120
Restricted cash	16,850	26,973
Accounts receivable, net of credit loss reserve of $4,839 and $3,217, respectively	272,598	280,785
Prepaid expenses and other current assets	34,962	35,507

Total current assets	659,901	435,385
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $1,540,249 and $1,510,117, respectively	2,758,682	2,700,107
Other real estate assets	235,691	238,637
Goodwill	50,537	50,537
Non-current deferred tax assets	13,663	16,058
Other assets	360,325	350,907

Total assets	$4,078,799	$3,791,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$318,365	$337,462
Current portion of long-term debt, net	34,891	31,349

Total current liabilities	353,256	368,811

Long-term debt, net	2,236,427	1,928,023
Deferred revenue	9,061	12,469
Other liabilities	101,379	105,579

Total liabilities	2,700,123	2,414,882

Commitments and contingencies

Preferred stock — $0.01 par value; 50,000 shares authorized; none issued and outstanding at March 31, 2020 December 31, 2019, respectively	—	—
Common stock — $0.01 par value; 300,000 shares authorized; 119,629 and 119,096 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	1,196	1,191
Additional paid-in capital	1,822,855	1,821,810
Accumulated deficit	(468,646)	(446,252)

Total stockholders’ equity	1,355,405	1,376,749
Non-controlling interest – operating partnership	23,271	—

Total equity	1,378,676	1,376,749

Total liabilities and equity	$4,078,799	$3,791,631

First Quarter 2020 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended March 31,
	2020	2019
REVENUES:
Safety	437,765	434,318
Community	30,599	30,566
Properties	22,679	19,112
Other	58	68

	491,101	484,064

EXPENSES:
Operating
Safety	330,737	316,595
Community	24,449	23,496
Properties	6,954	5,652
Other	175	89

Total operating expenses	362,315	345,832
General and administrative	31,279	29,445
Depreciation and amortization	37,952	35,523
Asset impairments	536	—

	432,082	410,800

OPERATING INCOME	59,019	73,264

OTHER (INCOME) EXPENSE:
Interest expense, net	22,538	21,436
Other (income) expense	(533)	4

	22,005	21,440

INCOME BEFORE INCOME TAXES	37,014	51,824

Income tax expense	(3,776)	(2,484)

NET INCOME	33,238	49,340

Net income attributable to non-controlling interest	(1,181)	—

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$32,057	$49,340

BASIC EARNINGS PER SHARE	$0.27	$0.42

DILUTED EARNINGS PER SHARE	$0.27	$0.41

DIVIDENDS DECLARED PER SHARE	$0.44	$0.44

First Quarter 2020 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended March 31,
	2020	2019
Net income attributable to common stockholders	$32,057	$49,340
Non-controlling interest	1,181	—

Diluted net income attributable to common stockholders	$33,238	$49,340
Special items:
Expenses associated with mergers and acquisitions	338	436
Deferred tax expense on Kansas lease structure	3,085	—
Asset impairments	536	—

Adjusted net income	$37,197	$49,776

Weighted average common shares outstanding – basic	119,336	118,359
Effect of dilutive securities:
Stock options	—	36
Restricted stock-based awards	47	46
Non-controlling interest – operating partnership units	1,342	—

Weighted average shares and assumed conversions - diluted	120,725	118,918

Adjusted Diluted Earnings Per Share	$0.30	$0.32

First Quarter 2020 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended March 31,
	2020	2019
Net income	$33,238	$49,340
Depreciation and amortization of real estate assets	28,106	26,599
Impairment of real estate assets	405	—

Funds From Operations	$61,749	$75,939
Expenses associated with mergers and acquisitions	338	436
Deferred tax expense on Kansas lease structure	3,085	—
Goodwill and other impairments	131	—

Normalized Funds From Operations	$65,303	$76,375

Funds From Operations Per Diluted Share	$0.51	$0.64

Normalized Funds From Operations Per Diluted Share	$0.54	$0.64

First Quarter 2020 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended March 31,
	2020	2019
Net income	$33,238	$49,340
Interest expense	24,555	21,910
Depreciation and amortization	37,952	35,523
Income tax expense	3,776	2,484

EBITDA	$99,521	$109,257
Expenses associated with mergers and acquisitions	338	436
Asset impairments	536	—

Adjusted EBITDA	$100,395	$109,693

First Quarter 2020 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. The Company believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of REIT performance, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. The Company may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Start-up expenses represent the incremental operating losses incurred during the period we activate idle correctional facilities. Normalized FFO excludes the effects of such items. The Company calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt refinancing, M&A activity, start-up expenses, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented. Even though expenses associated with mergers and acquisitions may be recurring, the magnitude and timing fluctuate based on the timing and scope of M&A activity, and therefore, such expenses, which are not a necessary component of the ongoing operations of the Company, may not be comparable from period to period.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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